                                                                    EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report included in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2000, as amended, and to all references to our Firm included in this Registration Statement.

/s/ Ahn Kwon & Co.
Ahn Kwon & Co.

Seoul, Korea
December 26, 2001